                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS
                        _______________________________


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 18, 1994 with respect to the consolidated financial statements of ValliCorp Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission in the Registration Statement (Form S-4) and related Prospectus of Westamerica Bancorporation for the registration of 6,600,000 shares of its common stock.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
Los Angeles, California
December 3, 1996